International Tower Hill Mines Ltd.

(An Exploration Stage Company)

Interim Consolidated Financial Statements

(Expressed in Canadian dollars)

(Unaudited - Prepared by Management)

November 30, 2010

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Interim Consolidated Financial Statements
(Expressed in Canadian dollars)

November 30, 2010

Page

Interim Unaudited Consolidated Financial Statements

Interim Unaudited Consolidated Balance Sheets

1

Interim Unaudited Consolidated Statements of Operations and Comprehensive Loss

2

Interim Unaudited Consolidated Statements of Cash Flows

3

Interim Unaudited Consolidated Statements of Equity

4

Notes to the Interim Unaudited Consolidated Financial Statements

5-36

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Interim Consolidated Balance Sheets
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

	November 30, 2010	May 31, 2010
		(audited)
ASSETS
Current
Cash and cash equivalents (note 4a)	$ 123,732,627	$ 43,460,324
Marketable securities (note 5)	698,500	360,000
Accounts receivable	122,343	110,214
Prepaid expenses	157,594	274,246
Current assets related to discontinued operations (note 2)	-	13,663
	124,711,064	44,218,447

Property and equipment (note 6)	102,233	80,040
Mineral properties (note 7)	62,259,255	41,849,485
Long-term assets related to discontinued operations (note 2)	-	12,245,690
	$ 187,072,552	$ 98,393,662

LIABILITIES
Current
Accounts payable and accrued liabilities	$ 2,774,814	$ 1,226,000
Current liabilities related to discontinued operations (note 2)	-	46,959
	2,774,814	1,272,959

SHARE CAPITAL AND DEFICIT
Share capital (note 8)	205,891,349	124,277,370
Contributed surplus	15,284,520	14,240,223
Deficit	(36,878,131)	(41,396,890)
	184,297,738	97,120,703

	$ 187,072,552	$ 98,393,662

Nature and continuance of operations (note 1)

Commitments (note 13)

Subsequent events (note 17)

Approved on behalf of the Directors:

"Hendrik Van Alphen"

Director

"Anton Drescher"

Director

See accompanying notes to the interim unaudited consolidated financial statements

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Interim Consolidated Statements of Operations and Comprehensive Loss
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

	Three months ended		Six months ended
	November 30		November 30
	2010	2009	2010	2009

Expenses
Administration (note 10)	$ 9,621	$ 7,184	$ 17,462	$ 14,202
Amortization	6,979	5,778	13,385	15,585
Charitable donations	19,565	3,727	41,499	9,412
Consulting fees (notes 8 and 10)	91,502	176,048	1,173,651	312,297
Insurance	53,360	28,805	99,570	55,389
Investor relations (notes 8 and 10)	259,608	166,533	768,929	242,115
Office and miscellaneous	96,645	21,734	134,393	48,322
Professional fees (notes 8 and 10)	138,079	77,603	303,894	199,861
Property investigations	1,636	805	2,443	1,000
Regulatory	73,064	12,942	89,873	21,853
Rent (note 10)	47,406	17,567	71,514	41,334
Telephone	11,042	4,596	22,215	8,498
Travel	31,520	14,381	57,488	57,872
Wages and benefits (notes 8 and 10)	1,593,978	1,447,267	3,609,282	1,605,498
	(2,434,005)	(1,984,970)	(6,405,598)	(2,633,238)

Other items
Gain (loss) on foreign exchange	88,762	14,949	104,237	(1,418)
Interest income	27,142	32,077	87,679	58,805
Spin-out (cost) recovery (note 2)	(44,853)	-	(445,447)	-
Write-off of mineral property(note 7b)	-	(576,222)	-	(576,222)
Unrealized gain on marketable securities (note 5)	210,500	6,500	338,500	22,750
	281,551	(522,696)	84,969	(496,085)

Loss from continuing operations	(2,152,454)	(2,507,666)	(6,320,629)	(3,129,323)
Loss from discontinued operations (note 2)	-	(679,950)	(934,157)	(918,652)
Net loss and comprehensive loss for the period	$ (2,152,454)	$ (3,187,616)	$ (7,254,786)	$(4,047,975)

Basic and fully diluted loss per share from continuing operations	$ (0.03)	$ (0.04)	$ (0.09)	$ (0.05)
Basic and fully diluted loss per share from discontinued operations	$ (0.00)	$ (0.01)	$ (0.01)	$ (0.02)

Weighted average number of shares outstanding	71,531,742	57,968,088	69,251,127	57,282,135

See accompanying notes to the interim unaudited consolidated financial statements

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Interim Consolidated Statements of Cash Flows
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

	Three months ended		Six months ended
	November 30		November 30
	2010	2009	2010	2009

Operating Activities
Loss for the period from continuing operations	$ (2,152,454)	$ (2,507,666)	$ (6,320,629)	$ (3,129,323)
Add items not affecting cash:
Amortization	6,979	5,778	13,385	15,585
Stock-based compensation	-	19,988	3,063,947	29,809
Unrealized (gain) loss on marketable securities	(210,500)	(6,500)	(338,500)	(22,750)
Write-off of mineral property	-	576,222	-	576,222
(Gain) loss on foreign exchange	(88,762)	(14,949)	(104,237)	1,418
Changes in non-cash items:
Accounts receivable	(14,525)	13,018	(12,129)	(12,569)
Prepaid expenses	47,019	(14,849)	85,281	29,602
Accounts payable and accrued liabilities	58,023	9,931	37,571	85,220
Cash used in operating activities of continuing operations	(2,354,220)	(1,919,027)	(3,575,311)	(2,426,786)
Loss for the period from discontinued operations	-	(679,950)	(934,157)	(918,652)
Add items not affecting cash:
Stock-based compensation	-	6,937	756,202	10,579
(Gain) loss on foreign exchange	-	(12,355)	(20,318)	(10,839)
Cash used in operating activities of discontinued operations	-	(685,368)	(198,273)	(918,912)

Financing Activities
Issuance of share capital	106,692,400	787,139	110,885,358	4,052,138
Share issuance costs	(4,204,216)	-	(4,212,872)	(35,109)
Cash provided by financing activities of continuing operations	102,488,184	787,139	106,672,486	4,017,029
Additional funding to Corvus	-	-	(764,512)	-
Cash transferred on Plan of Arrangement (note 2)	-	-	(3,300,000)	-
Cash used in financing activities of discontinued operations	-	-	(4,064,512)	-

Investing Activities
Expenditures on mineral properties	(12,096,395)	(6,200,750)	(19,304,556)	(12,681,570)
Expenditures on property and equipment	(23,305)	(25,329)	(35,578)	(33,095)
Cash used in investing activities of continuing operations	(12,119,700)	(6,226,079)	(19,340,134)	(12,714,665)
Expenditures on mineral properties, net of costs recovered	-	(558,791)	616,684	(583,740)
Cash provided by (used in) investing activities of discontinued operations	-	(558,791)	616,684	(583,740)

Effect of foreign exchange on cash of continuing operations	233,186	(14,977)	141,045	(28,838)
Effect of foreign exchange on cash of discontinued operations	-	12,130	20,318	10,634

Increase (decrease) in cash and cash Equivalents	88,247,450	(8,604,973)	80,272,303	(12,645,278)
Cash and cash equivalents, beginning of period	35,485,177	28,449,036	43,460,324	32,489,341
Cash and cash equivalents, end of period	$ 123,732,627	$ 19,844,063	$ 123,732,627	$ 19,844,063

Supplemental cash flow information (note 16)

See accompanying notes to the interim unaudited consolidated financial statements

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Interim Consolidated Statements of Equity
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

	Number of shares (Old)	Share Capital (Old)	Number of shares (New)	Share Capital (New)	Contributed Surplus	Deficit	Total
Balance, May 31, 2009	56,457,973	$ 79,256,633	-	$ -	$ 10,218,728	$ (23,528,564)	$ 65,946,797
Private placements	6,286,248	33,630,650	-	-	-	-	33,630,650
Exercise of warrants	245,901	725,408	-	-	-	-	725,408
Exercise of options	2,907,800	5,277,950	-	-	-	-	5,277,950
Stock-based compensation	-	-	-	-	9,901,192	-	9,901,192
Reallocation from contributed surplus	-	5,879,697	-	-	(5,879,697)	-	-
Shares issued for property acquisition	220,000	801,000	-	-	-	-	801,000
Share issuance costs	-	(1,293,968)	-	-	-	-	(1,293,968)
Net loss	-	-	-	-	-	(17,868,326)	(17,868,326)
Balance, May 31, 2010	66,117,922	124,277,370	-	-	14,240,223	(41,396,890)	97,120,703
Exercise of warrants	48,099	141,892	-	-	-	-	141,892
Exercise of options	1,062,200	1,867,950	-	-	-	-	1,867,950
Stock-based compensation	-	-	-	-	3,885,118	-	3,885,118
Reallocation from contributed surplus	-	2,252,099	-	-	(2,252,099)	-	-
Share issuance costs	-	(8,657)	-	-	-	-	(8,657)
Transfer of Nevada and Other Alaska Business to Corvus	-	-	-	-	(24,599,328)	11,773,545	(12,825,783)
Working capital contribution to Corvus	-	-	-	-	(3,300,000)	-	(3,300,000)
Distribution of the common shares of Corvus to ITH shareholders as a return of capital	-	(27,899,328)	-	-	27,899,328	-	-
Exchange of old shares of ITH for new shares of ITH at a ratio of 1:1	(67,228,221)	(100,631,326)	67,228,221	100,631,326	-	-	-
Adjustment due to rounding	-	-	(107)	-	-	-	-
Private placement	-	-	17,275,041	107,558,116	-	-	107,558,116
Exercise of options	-	-	440,000	1,317,400	-	-	1,317,400
Reallocation from contributed surplus	-	-	-	588,722	(588,722)	-	-
Share issuance costs	-	-	-	(4,204,215)	-	-	(4,204,215)
Net loss	-	-	-	-	-	(7,254,786)	(7,254,786)
Balance, November 30, 2010	-	$ -	84,943,155	$ 205,891,349	$ 15,284,520	$ (36,878,131)	$ 184,297,738

See accompanying notes to the interim unaudited consolidated financial statements

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

1.

NATURE AND CONTINUANCE OF OPERATIONS

International Tower Hill Mines Ltd. ("ITH" or the "Company") is in the business of acquiring, exploring and evaluating mineral properties, and either joint venturing or developing these properties further or disposing of them when the evaluation is completed.  At November 30, 2010, the Company was in the exploration stage and has a 100% interest in its Livengood project in Alaska, U.S.A.

These consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles ("GAAP") on a going-concern basis, which presume the realization of assets and discharge of liabilities in the normal course of business for the foreseeable future.  The Company's ability to continue as a going-concern is dependent upon achieving profitable operations and/or obtaining additional financing.  During the current period, the Company has raised $110,885,358 (May 31, 2010 - $39,634,008) through the issuance of common shares and has working capital at November 30, 2010 of $121,936,250 (May 31, 2010 - $42,978,784) which is considered sufficient to fund its operations and exploration program for the ensuing year.  These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that might be necessary should the Company be unable to continue in business.

The business of mining and exploration involves a high degree of risk and there can be no assurance that current exploration programs will result in profitable mining operations.  The Company has no source of revenue, and has significant cash requirements to meet its administrative overhead and maintain its mineral property interests.  The recoverability of amounts shown for mineral properties is dependent on several factors.  These include the discovery of economically recoverable reserves, the ability of the Company to obtain the necessary financing to complete the development of these properties, and future profitable production or proceeds from disposition of mineral properties.  The carrying values of the Company's mineral property interests do not reflect current or future values.

2.

DISCONTINUED OPERATIONS AND TRANSFER OF MINERAL PROPERTIES

On August 26, 2010, the Company completed a Plan of Arrangement (the "Arrangement") under the British Columbia Business Corporation Act pursuant to which it indirectly transferred all of its existing Alaska assets (other than the Livengood project and associated assets), being the Chisna, West Pogo, Terra and LMS properties and related assets, and its Nevada assets, being the North Bullfrog property and related assets, (collectively, the "Nevada and Other Alaska Business") to a new public company, Corvus Gold Inc. ("Corvus").  Under the Arrangement, each shareholder of ITH received (as a return of capital) one Corvus common share for every two ITH common shares held as at the effective date of the Arrangement and exchanged each old common share of ITH for a new common share of ITH.  As part of the Arrangement, ITH transferred its wholly-owned subsidiaries, Raven Gold Alaska Inc. ("Raven Gold"), incorporated in Alaska, United States, and Talon Gold Nevada Inc. ("Talon Nevada"), incorporated in Nevada, United States, (which held the North Bullfrog property) to Corvus.  As a consequence of the completion of the Arrangement, Corvus now holds the Terra, Chisna, LMS, West Pogo and North Bullfrog properties (the "Spin-out Properties").

The Company did not realize any gain or loss on the transfer of the Nevada and Other Alaska Business, which was comprised of a working capital contribution of $3,300,000 and the other Nevada and Other Alaska Business assets and liabilities as at the effective date of the Arrangement.  Costs of the Arrangement, comprised principally of legal and regulatory expense, amounted to $445,447 during the period.

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

2.

DISCONTINUED OPERATIONS AND TRANSFER OF MINERALS PROPERTIES (cont'd)

The Arrangement was approved by a favourable vote of ITH's shareholders at a special meeting held on August 12, 2010.

The Company has, in accordance with CICA 3475, "Disposal of Long-lived Assets and Discontinued Operations", accounted for the financial results associated with the Nevada and Other Alaska Business up to the date of the Arrangement as discontinued operations in these financial statements and has reclassified the related amounts for the current and prior period.

The amount recognized as loss from discontinued operations includes the direct operating results of the Other Alaska and Nevada Business and an allocation of head office general and administrative expense.  The allocation of head office general and administrative expense was calculated on the basis of the ratio of costs incurred on the Spin-out Properties in each period presented as compared to the costs incurred on all mineral properties of the Company in each of the periods.   Management cautions readers of these financial statements that the allocation of expenses does not necessarily reflect future general and administrative expenses.

The following table shows the results related to discontinued operations for the six month periods ended November 30, 2010 and 2009. Included therein is $756,202 (2009 - $10,579) of stock-based compensation ("SBC") charges:

	Six Months ended November 30
	2010	2009

Administration	$ 1,780	$ 5,040
Charitable donations	5,413	3,341
Consulting fees	265,721	110,832
Foreign exchange gain	(20,318)	(10,839)
Insurance	10,099	19,658
Investor relations	130,737	85,925
Office and miscellaneous	7,214	17,330
Professional fees	40,741	71,361
Property investigations	291	249
Regulatory	3,816	7,755
Rent	5,302	14,668
Telephone	2,418	3,017
Travel	5,625	20,538
Wages and benefits	475,318	569,777
	$ 934,157	$ 918,652

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

2.

DISCONTINUED OPERATIONS AND TRANSFER OF MINERALS PROPERTIES (cont'd)

The transfer of the assets is summarized in the table below:

	August 25, 2010	May 31, 2010
Cash and cash equivalents	$ 1,203,240	$ -
Accounts receivable	199	97
Prepaid expenses	3,200	13,566
Mineral Properties	12,392,408	12,245,690
Accounts payable	(773,264)	(46,959)
Net assets transferred to Corvus	$ 12,825,783

3.

SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the significant accounting policies used by management in the preparation of these consolidated financial statements in accordance with Canadian GAAP.

a)

Basis of consolidation

These consolidated financial statements include the accounts of International Tower Hill Mines Ltd. (a British Columbia corporation) and its wholly owned subsidiaries Talon Gold Alaska, Inc. ("TG Alaska") (an Alaska corporation), Talon Gold (US) LLC (a Colorado limited liability company), and 813034 Alberta Ltd. (an Alberta corporation).  All intercompany transactions and balances have been eliminated.

b)

Cash equivalents

The Company considers cash equivalents to consist of highly liquid investments that are cashable on demand, and which are subject to insignificant credit and interest rate risk.

c)

Marketable securities

Marketable securities are classified as held-for-trading, and are carried at quoted market value, where applicable, or at an estimate of fair value.  Resulting realized and unrealized gains or losses, net of applicable income taxes, are reflected in operations.

d)

Foreign currency translation

Monetary assets and liabilities are translated at period-end exchange rates; other assets and liabilities have been translated at the rates prevailing at the date of transaction.  Revenue and expense items, except for amortization, are translated at the average rate of exchange for the period.  Amortization is converted using rates prevailing at dates of acquisition.  Gains and losses from foreign currency translation are included in the consolidated statements of operations.

e)

Property and equipment

Property and equipment are stated at cost, net of accumulated amortization.  Amortization is recorded over the estimated useful life of the assets at the following annual rates:

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

3.

SIGNIFICANT ACCOUNTING POLICIES (cont'd)

e)

Property and equipment (continued)

Computer equipment

-

30% declining balance

Computer software

-

3 years straight line

Furniture and equipment

-

20% declining balance

Leasehold improvements

-

straight-line over the lease term

Additions during the period are amortized at one-half the annual rates.

f)

Mineral properties

Mineral properties consist of mining claims, leases and options.  Acquisition options, leasehold and exploration costs are capitalized and deferred until such time as the property is put into production or the properties are disposed of either through sale or abandonment.  If the property is put into production, the costs of acquisition and exploration will be written-off over the life of the property, based on estimated economic reserves.  Proceeds received from the sale of any interest in a property will first be credited against the carrying value of the property, with any excess included in operations for the period.  If a property is abandoned, the property and deferred exploration costs will be written-off to operations in the period of abandonment.

Recorded costs of mineral properties and deferred exploration and development expenditures are not intended to reflect present or future values of mineral properties.

Deferred costs related to mineral property interests are periodically reviewed for impairment.  A review for potential impairment is subject to potentially material measurement uncertainty.  If a review indicates that a mineral property interest has been impaired the related deferred costs are written-down or written-off.

Although the Company has taken steps to verify title to mineral properties in which it has an interest, based on industry norms for the current stage of exploration of such properties, these procedures do not guarantee the Company's title.  Property title may be subject to unregistered prior agreements and inadvertent non-compliance with regulatory requirements.

g)

Asset retirement obligations

Asset retirement obligations are recognized for legal obligations related to the retirement of long-lived tangible assets that arise from the acquisition, construction, development or normal operation of such assets.  A liability for an asset retirement obligation is recognized in the period in which it is incurred and when a reasonable estimate of the fair value of the liability can be made with the corresponding asset retirement cost recognized by increasing the carrying amount of the related long-lived asset.  The asset retirement cost is subsequently allocated in a rational and systematic method over the underlying asset's useful life.  The initial fair value of the liability is accreted, by charges to operations, to its estimated future value.

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

3.

SIGNIFICANT ACCOUNTING POLICIES (cont'd)

h)

Share capital

The Company has adopted the residual value method with respect to the measurement of shares and warrants issued as private placement units.  The residual value method first allocates value to the more easily measurable component based on fair value and then the residual value, if any, to the less easily measurable component.

The fair value of the common shares issued in the private placements was determined to be the more easily measurable component and these were valued at their fair value, as determined by the closing quoted bid price on the announcement date.  The balance, if any, was allocated to the attached warrants.  Any fair value attributed to the warrants is recorded as warrants.

Share capital issued as non-monetary consideration is recorded at the fair market value of the shares issued, which is determined by the Board of Directors of the Company and is generally based on the trading price of the shares at the time an agreement to issue shares has been reached.

Share issuance costs incurred on the issuance of the Company's shares are charged directly to share capital.

i)

Loss per share

Basic loss per share is calculated using the weighted average number of shares outstanding during the period.  Diluted loss per share has not been presented separately as the outstanding options and warrants are anti-dilutive for each of the periods presented.

The Company uses the treasury stock method of calculating fully diluted per share amounts whereby any proceeds from the exercise of stock options or other dilutive instruments are assumed to be used to purchase common shares at the average market price during the period.

j)

Income tax

Income taxes are accounted for using the future income tax method.  Under this method income taxes are recognized for the estimated income taxes payable for the current period and future income taxes are recognized for temporary differences between the tax and accounting bases of assets and liabilities and for the benefit of losses available to be carried forward for tax purposes that are more likely than not to be realized.  Future income tax assets and liabilities are measured using tax rates expected to apply in the years in which the temporary differences are expected to be recovered or settled.  To the extent that future income tax assets are not considered more likely than not to be realized, a valuation allowance is recorded.

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

3.

SIGNIFICANT ACCOUNTING POLICIES (cont'd)

k)

Stock-based compensation

The Company accounts for stock-based compensation ("SBC") using a fair value based method with respect to all stock-based payments measured and recognized to directors, employees and non-employees.  For directors and employees, the fair value of the options is measured at the date of grant.  For non-employees, the fair value of the options is measured on the earlier of the date at which the counterparty performance is completed or the date the performance commitment is reached or the date at which the equity instruments are granted if they are fully vested and non-forfeitable.  The fair value of the options is accrued and charged either to operations or mineral properties, with the offset credit to contributed surplus.  For directors and employees the options are recognized over the vesting period, and for non-employees the options are recognized over the related service period.  If and when the stock options are ultimately exercised, the applicable amounts of contributed surplus are transferred to share capital.  The Company has not incorporated an estimated forfeiture rate for stock options that will not vest; rather the Company accounts for actual forfeitures as they occur.

l)

Joint venture accounting

Where the Company's exploration and development activities are conducted with others, the accounts reflect only the Company's proportionate interest in such activities.

m)

Measurement uncertainty

The preparation of financial statements in conformity with Canadian GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenditures during the reporting period.  Actual results could differ from those reported.

Significant areas requiring the use of management estimates include the rates of amortization for property and equipment, the recoverability of mineral properties, the assumptions used in the determination of the fair value of financial instruments and SBC, asset retirement obligation estimates, allocation of administrative expenses to discontinued operations, and the determination of the valuation allowance for future income tax assets and accruals.  Management believes the estimates are reasonable; however, actual results could differ from those estimates and could impact future results of operations and cash flows.

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

3.

SIGNIFICANT ACCOUNTING POLICIES (cont'd)

n)

Financial Instruments - Recognition and Measurement; Disclosure and Presentation

All financial instruments are classified into one of the following five categories: held-for-trading, held-to-maturity, loans and receivables, available-for-sale financial assets, or other financial liabilities.  Initial and subsequent measurement and recognition of changes in the value of financial instruments depends on their initial classification.  All financial instruments, including derivatives, are included on the balance sheet and are measured at fair market value upon inception with the exception of certain related party transactions.  Held-for-trading financial instruments are measured at fair value and all gains and losses are included in operations in the period in which they arise.  Available-for-sale financial assets are measured at fair value with revaluation gains and losses included in other comprehensive income until the asset is removed from the balance sheet.  Loans and receivables, held to maturity investments and other financial liabilities are measured at amortized cost using the effective interest method.  Gains and losses upon inception, de-recognition, impairment write-downs and foreign exchange translation adjustments are recognized immediately.  Transaction costs related to financial instruments will be expensed in the period incurred.

The Company classified its financial instruments as follows:

      Cash and cash equivalents are classified as held-for-trading.
      Accounts receivable are classified as loans and receivables.
      Marketable securities are classified as held-for-trading.
      Accounts payable and accrued liabilities are classified as other liabilities.

o)

Comprehensive Income

Comprehensive income is the change in shareholders' equity during a period from transactions and other events from non-owner sources.  This standard requires certain gains and losses that would otherwise be recorded as part of the net earnings to be presented in other "comprehensive income" until it is considered appropriate to recognize into net earnings.  This standard requires the presentation of comprehensive income, and its components in a separate financial statement that is displayed with the same prominence as the other financial statements.  There are no material differences between comprehensive income (loss) and net loss for the periods reported.

p)

Future accounting changes

(i)

International Financial Reporting Standards ("IFRS")

In 2008, the Canadian Accounting Standards Board ("AcSB") confirmed that the transition to IFRS from Canadian GAAP will be effective for fiscal years beginning on or after January 1, 2011 for publicly accountable enterprises.  The Company will therefore be required to present IFRS financial statements for its August 31, 2011 interim consolidated financial statements.  The effective date will require the restatement for comparative purposes of amounts reported by the Company for the interim periods for the year ended May 31, 2011.  The Company is currently evaluating the impact of the conversion on the Company's consolidated financial statements and is considering accounting policy choices available under IFRS.  The Company is currently engaging additional resources to ensure the timely conversion to IFRS.

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

3.

SIGNIFICANT ACCOUNTING POLICIES (cont'd)

p)

Future accounting changes (cont'd)

(ii)

Business combinations

In January 2009, the CICA issued Handbook Section 1582, "Business Combinations", which replaces the existing standards.  This section establishes the standards for the accounting of business combinations, and states that all assets and liabilities of an acquired business will be recorded at fair value.  Estimated obligations for contingent considerations and contingencies will also be recorded at fair value at the acquisition date.  The standard also states that acquisition-related costs will be expensed as incurred and that restructuring charges will be expensed in the periods after the acquisition date.  This standard is equivalent to IFRS on business combinations.  This standard is applied prospectively to business combinations with acquisition dates on or after January 1, 2011.  Earlier adoption is permitted.  This standard is not expected to be adopted prior to the transition to IFRS.

(iii)

Consolidated financial statements

In January 2009, the CICA issued Handbook Section 1601, "Consolidated Financial Statements", which replaces the existing standards.  This section establishes the standards for preparing consolidated financial statements and is effective for interim and annual consolidated financial statements beginning on or after January 1, 2011.  This standard is not expected to be adopted prior to the transition to IFRS.

(iv)

Non-controlling interests

In January 2009, the CICA issued Handbook Section 1602, "Non-controlling Interests", which establishes standards for the accounting of non-controlling interests of a subsidiary in the preparation of consolidated financial statements subsequent to a business combination.  This standard is equivalent to IFRS on consolidated and separate financial statements.  This standard is effective for interim and annual consolidated financial statements beginning on or after January 1, 2011.  This standard is not expected to be adopted prior to the transition to IFRS.

4.

RISK MANAGEMENT AND FINANCIAL INSTRUMENTS

Fair Value of Financial Instruments

The carrying values of cash and cash equivalents, marketable securities, accounts receivable and accounts payable and accrued liabilities approximate their fair values due to the short-term maturity of these financial instruments.

The Company's risk exposure and the impact on the Company's financial instruments are summarized below:

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

4.

RISK MANAGEMENT AND FINANCIAL INSTRUMENTS (cont'd)

Fair Value Hierarchy

Financial instruments recorded at fair value on the Consolidated Balance Sheets are classified using a fair value hierarchy that reflects the significance of the inputs used in making the measurements.  The fair value hierarchy has the following levels:

Level 1

-

valuation based on quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2

-

valuation techniques based on inputs other than quoted prices included in level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

Level 3

-

valuation techniques using inputs for the asset or liability that are not based on observable market data (unobservable inputs).

The fair value hierarchy requires the use of observable market inputs whenever such inputs exist.  A financial instrument is classified to the lowest level of the hierarchy for which a significant input has been considered in measuring fair value.

The following table presents the financial instruments recorded at fair value in the Consolidated Balance Sheets, classified using the fair value hierarchy described above:

	Level 1	Level 2	Level 3
Cash and cash equivalents	$ 123,732,627	$ -	$ -
Marketable securities	$ 698,500	$ -	$ -

The Company's risk exposure and the impact on the Company's financial instruments are summarized below:

a)

Credit risk

Credit risk is the risk of financial loss to the Company if a counter-party to a financial instrument fails to meet its contractual obligations.  The Company manages credit risk, in respect of cash and cash equivalents, by purchasing highly liquid, short-term investment-grade securities held at a major Canadian financial institution in accordance with the Company's investment policy.  The Company has no asset backed securities.

The Company's concentration of credit risk and maximum exposure thereto is as follows relating to financial assets:

	November 30, 2010	May 31, 2010
Cash and cash equivalents	$ 123,732,627	$ 43,460,324
Accounts receivable	$ 122,343	$ 110,214

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

4.

RISK MANAGEMENT AND FINANCIAL INSTRUMENTS (cont'd)

a)

Credit risk (cont'd)

At November 30, 2010, the Company held a total of $17,068,900 (May 31, 2010 - $26,537,499) cash equivalents which consist of interest saving accounts and Guaranteed Investment Certificates ("GICs"):

	Quantity	Maturity Date	Annual Yield
Montreal Trust Corporation (GIC)	$ 5,000,000	September 29, 2011	1.10%
TD Mortgage Corporation (GIC)	4,563,500	September 29, 2011	1.10%
TD Mortgage Corporation (GIC)	5,000,000	September 29, 2011	1.10%
Montreal Trust Corporation (GIC)	2,505,400	October 3, 2011	1.10%
	$ 17,068,900

The Company's cash and cash equivalents at November 30, 2010 consists of $123,457,294 in Canada and $275,333 in the United States.  Concentration of credit risk exists with respect to the Company's Canadian cash and cash equivalents as all amounts are held at two major Canadian financial institutions.  Credit risk with regard to cash held in the United States is mitigated as the amount held in the United States is only sufficient to cover short-term requirements.  With respect to receivables at November 30, 2010, the Company is not exposed to significant credit risk as the majority are from governmental agencies and interest accruals.

b)

Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they come due.  The Company's approach to managing liquidity risk is to provide reasonable assurance that it will have sufficient funds to meet liabilities when due.  The Company manages its liquidity risk by forecasting cash flows for operations and anticipated investing and financing activities.  The Company normally maintains sufficient cash and cash equivalents to meet the Company's business requirements.  At November 30, 2010, the Company had accounts payable and accrued liabilities of $2,774,814 (May 31, 2010 - $1,226,000), which are all payable within six months and are expected to be settled from available working capital as they come due.

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

4.

RISK MANAGEMENT AND FINANCIAL INSTRUMENTS (cont'd)

c)

Market risk

Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices.  Market risk comprises three types of risk: interest rate risk, foreign currency risk, and other price risk.

(i)

Interest rate risk

The Company's cash and cash equivalents consists of cash held in bank accounts and short term deposit certificates of GIC's with two major Canadian financial institutions that earn interest at variable interest rates.  Due to the short-term nature of these financial instruments, fluctuations in market rates do not have a significant impact on estimated fair values as of November 30, 2010.  Future cash flows from interest income on cash and cash equivalents will be affected by interest rate fluctuations.  The Company manages interest rate risk by maintaining an investment policy that focuses primarily on preservation of capital and liquidity.  The Company's sensitivity analysis suggests that a 0.5% change in interest rates would affect interest income by approximately $85,000.

(ii)

Foreign currency risk

The Company is exposed to foreign currency risk to the extent that certain monetary financial instruments and other assets are denominated in United States dollars.  The Company has not entered into any foreign currency contracts to mitigate this risk, as it believes this risk is minimized by the minimal amount of cash held in United States funds, nor entered into any hedging arrangements with respect to mineral property expenditure commitments denominated in United States dollars.  The Company's sensitivity analysis suggests that a consistent 5% change in the absolute rate of exchange for the United States dollars, the foreign currency for which the Company has net assets employed, would affect net assets and foreign exchange gain (loss) by approximately $423,473.  As at November 30, 2010, the Company had the following financial instruments in USD:

	CAD$ equivalent	USD$

Cash	$ 275,333	$ 268,199
Accounts payables and accrued liabilities	$ 2,331,452	$ 2,271,042

As at November 30, 2010, USD amounts were converted at a rate of USD 1 to CAD 1.0266.

(iii)

Other price risk

Other price risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices, other than those arising from interest rate risk or foreign exchange risk.  The Company's investment in marketable securities is exposed to such risk.

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

5.

MARKETABLE SECURITIES

	November 30, 2010	May 31, 2010

Millrock Resources Inc.	$ 604,500	$ 273,000
Ocean Park Ventures Corp.	94,000	87,000
	$ 698,500	$ 360,000

On April 4, 2008 the Company sold its South Estelle, Alaska property to Millrock Resources Inc. ("Millrock") for 650,000 Millrock shares or $247,000 based upon their market value on that date of $0.38 per share.

On March 15, 2010, the Company received the initial 200,000 common shares of Ocean Park Ventures Corp. ("OPV"), valued on that date of $0.72 per share or $144,000, in consideration for providing the resources for Raven Gold to enter into a joint venture with an Alaskan subsidiary of OPV on the Chisna property, Alaska.

Fair value adjustment for six months ended November 30, 2010, amounted to an unrealized gain of $338,500 (2009 - $22,750).

6.

PROPERTY AND EQUIPMENT

	November 30, 2010
	Cost	Accumulated Amortization	Net Book Value
Furniture and equipment	$ 30,041	$ 4,652	$ 25,389
Computer equipment	139,328	70,492	68,836
Computer software	89,476	89,476	-
Leasehold improvements	17,061	9,053	8,008
	$ 275,906	$ 173,673	$ 102,233

	May 31, 2010
	Cost	Accumulated Amortization	Net Book Value
Furniture and equipment	$ 8,215	$ 3,700	$ 4,515
Computer equipment	125,576	60,148	65,428
Computer software	89,476	89,476	-
Leasehold improvements	17,061	6,964	10,097
	$ 240,328	$ 160,288	$ 80,040

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

7.

MINERAL PROPERTIES

Accumulated costs in respect of mineral tenures and mineral rights owned, leased or under option, consist of the following:

	Siwash Silver leases	BMP	Coffee Dome	Livengood	Total CAD$
	(note 7(a))	(note 7(b))	(note 7(c)(ii))	(note 7(c)(i))
Balance, May 31, 2009	$ 1	$ 573,139	$ 1,074,197	$ 20,715,816	$ 22,363,153
Acquisition costs:
Cash payments	-	-	-	-	-
Common shares issued	-	-	-	-	-
	-	-	-	-	-
Deferred exploration costs:
Advance to contractors	-	-	-	(3,215)	(3,215)
Contract services	-	1,790	140,643	4,223,621	4,366,054
Assay	-	-	140,241	2,977,431	3,117,672
Drilling	-	-	268,280	9,457,688	9,725,968
Field costs	-	19	33,124	2,559,742	2,592,885
Equipment rental	-	-	29,085	511,413	540,498
Land maintenance & tenure	-	1,193	97,952	1,158,079	1,257,224
Transportation	-	-	12,695	128,779	141,474
Travel	-	-	-	120,130	120,130
	-	3,002	722,020	21,133,668	21,858,690
Total expenditures for the year	-	3,002	722,020	21,133,668	21,858,690
Property write-off	-	(576,141)	(1,796,217)	-	(2,372,358)
Balance, May 31, 2010	1	-	-	41,849,484	41,849,485
Acquisition costs:
Cash payments	-	-	-	31,170	31,170
Common shares issued	-	-	-	-	-
	-	-	-	31,170	31,170
Deferred exploration costs:
Advance to contractors	-	-	-	(544,946)	(544,946)
Contract services	-	-	-	5,003,578	5,003,578
Assay	-	-	-	2,260,304	2,260,304
Drilling	-	-	-	9,012,182	9,012,182
Field costs	-	-	-	2,210,952	2,210,952
Equipment rental	-	-	-	524,737	524,737
Land maintenance & tenure	-	-	-	1,662,407	1,662,407
Transportation	-	-	-	158,618	158,618
Travel	-	-	-	90,768	90,768
	-	-	-	20,378,600	20,378,600
Total expenditures for the period	-	-	-	20,409,770	20,409,770
Balance, November 30, 2010	$ 1	$ -	$ -	$ 62,259,254	$ 62,259,255

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

7.

MINERAL PROPERTIES (cont'd)

a)

Siwash Silver Claims, B.C.

On September 22, 2006, the Company entered into a letter agreement with Ravencrest Resources Inc. ("Ravencrest") whereby Ravencrest will acquire all of the Company's interest in 97 mineral claims and one lot in exchange for the Company retaining a 5% Net Smelter Returns ("NSR") Royalty and Ravencrest's assumption of all liabilities and risks concerning the property.  The original mining venture agreement dated March 31, 2005 between the Company and Ravencrest was also terminated.  Accordingly, the Company wrote-down the Siwash Silver Claims to a nominal value of $1, recognizing a charge to operations of $1,030,315 during the year ended May 31, 2007.

b)

BMP Project, Alaska

In September, 2006, the Company staked a total of 108 Alaska state mining claims at a new location in the Bethel Recording District.  The claims cover a base metal target developed from the Company's exploration program conducted in 2006.

On March 26, 2008, the Company executed an agreement with respect to the exploration and option to lease of key exploration ground adjoining the Company's BMP claim block from Cook Inlet Region, Inc. ("CIRI"), an Alaska Native Regional Corporation.

The Company and CIRI have signed an Exploration Agreement with an Option to Lease, covering a 6,200 hectare area located immediately adjacent to the eastern side of the Company's existing BMP claim block.  The general terms of the Agreement are as follows:

Exploration Agreement (2 years initial term with automatic 3 years renewal)

      Payments: Annual rental payment of USD 20,000 per year for the first 2 years (paid), increasing to USD 40,000 for years 3 through 5. At the end of year 2, the Company will be required to reduce the lands subject to the agreement by 50% unless otherwise justifiable geologically, in which case a bonus of USD 5.00 per acre is payable upon the renewal for all lands retained in excess of 3,100 hectares.
      Work Commitments: USD 275,000 in year 1 escalating to USD 500,000 in year 5.
      Lease Option: Upon having expended a minimum of USD 800,000, drilled 2,500 feet of core drilling and produced a positive pre-feasibility study over an area within the CIRI lands that contains mineralization and may be capable of development into a mine, the Company may elect to enter into a mining lease over the ground that is the subject to the positive pre-feasibility study.

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

7.

MINERAL PROPERTIES (cont'd)

b)

BMP Project, Alaska (cont'd)

Mining Lease (15 year initial term, and so long thereafter as commercial production continues)

      Advance Minimum Royalty: Payments of USD 150,000 in years 1 - 3, USD 200,000 in years 4 - 5 and USD 400,000 for year 6 and beyond (unless a feasibility study has been completed). AMR payments are 50% deductible from royalty payments.
      Sliding Scale Royalty: An NSR Royalty of between 1% and 2.5% before payback and between 3% and 5% (depending upon the gold price) after payback is payable in respect of precious metals, and an NSR Royalty of 1% before payback and 3% after payback is payable in respect of base metals.  In both cases, CIRI will have the option to replace the NSR Royalty with a Net Profits Interest Royalty (10% before and 20% after payback).
      CIRI Participation Option: Upon a production decision being made, CIRI will have the right to acquire up to a 15% working interest in the leased area by contributing 2 times its pro rata share of the cumulative project expenditures by the Company (other than AMR payments) to the date of the exercise of CIRI's participation option.

The Company will also make annual donations of USD 10,000 (paid USD 20,000) to the CIRI Foundation or other scholarship fund designated by CIRI during the continuance of the exploration.

On October 2, 2009, the Company terminated the option agreement with CIRI due to disappointing exploration results and a desire to focus on the Livengood project.  The Company wrote-off the $576,141 in associated costs.

c)

Properties acquired from AngloGold, Alaska

Pursuant to an Asset Purchase and Sale and Indemnity Agreement dated June 30, 2006, as amended on July 26, 2007, (the "AngloGold Agreement") among the Company, AngloGold Ashanti (U.S.A.) Exploration Inc. ("AngloGold") and Talon Gold, the Company acquired all of AngloGold's interest in a portfolio of seven mineral exploration projects in Alaska (then aggregating 246 square kilometres) and referred to as the Livengood, Chisna, Gilles, Coffee Dome, West Pogo, Blackshell, and Caribou properties (the "Sale Properties") in consideration of cash payment USD 50,000 on August 4, 2006, and the issuance of 5,997,295 common shares, representing approximately 19.99% of the Company's issued shares following the closing of the acquisition and two private placement financings raising an aggregate of $11,479,348.  AngloGold has the right to maintain its percentage equity interest in the Company, on an ongoing basis, provided that such right will terminate if AngloGold's interest falls below 10% at any time after January 1, 2009.

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

7.

MINERAL PROPERTIES (cont'd)

a)

Properties acquired from AngloGold, Alaska (cont'd)

As further consideration for the transfer of the Sale Properties, the Company granted to AngloGold a 90 day right of first offer with respect to the Sale Properties and any additional mineral properties in Alaska in which the Company acquires an interest and which interest the Company proposes to farm out or otherwise dispose of.  If AngloGold's equity interest in the Company is reduced to less than 10%, then this right of first offer will terminate.  Details of the Livengood Property (being the only Sale Property still held by the Company) and the Coffee Dome Property (a Sale Property abandoned in fiscal 2010) are as follows:

(i)

Livengood Property

The Livengood property is located in the Tintina gold belt approximately 110 kilometres north of Fairbanks, Alaska.  Subsequent to the acquisition of the original property from AngloGold, the Company acquired additional property interests in the area, and the Livengood property now consists of approximately 4,034 hectares of mineral rights leased from the State of Alaska, 169 State of Alaska mining claims (2,675 hectares) leased from two individuals, 20 federal unpatented lode mining claims (177 hectares) leased from two individuals, three federal patented lode mining claims (20.25 hectares) leased from a group of individuals and two unpatented federal lode mining and four federal unpatented placer mining claims (47.7 hectares) leased from an individual, 171 State of Alaska mining claims staked by the Company in 2010 (approximately 10,878 hectares) and one patented federal claim (approximately 8 hectares) owned by the Company).

Details of the leases are as follows:

      the lease of the Alaska State mineral rights is for an initial term of three years, commencing July 1, 2004 (subject to extension for two extensions of three years each) and requires work expenditures of USD 10/acre/year in years 1 - 3, USD 20/acre/year in years 4 - 6 and USD 30/acre/year in years 7 - 9 and advance royalty payments of USD 5/acre/year in years 1 - 3, USD 15/acre/year in years 4 - 6 and USD 25/acre/year in years 7 - 9.  An NSR production royalty of between 2.5% and 5.0% (depending upon the price of gold) is payable to the lessor with respect to the lands subject to this lease.  In addition, an NSR production royalty of 1% is payable to the lessor with respect to the unpatented federal mining claims subject to the lease below.
      the lease of the 169 State of Alaska mining claims is for a term of ten years, commencing on September 11, 2006.  The lease requires payments of USD 75,000 on execution (paid), USD 50,000 in each of years 2 - 5 (paid to year 4) and USD 100,000 in each of years 6 - 10 and work expenditures of USD 100,000 in year one (incurred), USD 200,000 in each of years 2 - 5 (incurred to year 4) and USD 300,000 in each of years 6 - 10.  An NSR production royalty of between 2% and 5% is payable to the lessors (depending upon the price of gold).  The Company may buy all interest in the property subject to the lease (including the retained royalty) for USD 10,000,000.

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

7.

MINERAL PROPERTIES (cont'd)

c)

Properties acquired from AngloGold, Alaska (cont'd)

(i)

Livengood Property (cont'd)

      the lease of the 20 Federal unpatented claims is for an initial term of ten years, commencing on April 21, 2003 and for so long thereafter as mining related activities are carried out.  The lease requires a bonus payment of USD 5,000 on signing (paid), and advance royalties of USD 20,000 on execution (paid), USD 30,000 on or before April 21, 2004 (paid), USD 40,000 on or before April 21, 2005 (paid), USD 50,000 on or before April 21, 2006 (paid), USD 40,000 on or before April 21, 2007 (paid) and an additional USD 50,000 on or before each subsequent April 21 during the term (paid USD 150,000). An NSR production royalty of between 2% and 3% (depending on the price of gold) is payable to the lessors.  The Company may purchase 1% of the royalty for USD 1,000,000.
      the lease of the patented federal claims is for an initial term of ten years, and for so long thereafter as the Company pays the lessors the minimum royalties required under the lease.  The lease requires a bonus payment of USD 10,000 on signing (paid), and minimum royalties of USD 10,000 on or before January 18, 2008 (paid), USD 10,000 on or before January 18, 2009 (paid), USD 10,000 on or before January 18, 2010 (paid) and an additional USD 20,000 on or before each of January 18, 2011 through January 18, 2016 and an additional USD 25,000 on each subsequent January 18 thereafter during the term (all of which minimum royalties are recoverable from production royalties).  An NSR production royalty of 3% is payable to the lessors.  The Company may purchase all interest of the lessors in the leased property (including the production royalty) for USD 1,000,000 (less all minimum and production royalties paid to the date of purchase), of which USD 500,000 is payable in cash over four years following the closing of the purchase and the balance of USD 500,000 is payable by way of the 3% NSR production royalty.
      the mining lease of the two unpatented federal lode mining and four federal unpatented placer claims has an initial term of ten years, commencing on March 28, 2007, and for so long thereafter as mining related activities are carried out.  The lease requires payment of advance royalties of USD 3,000 on execution (paid), USD 5,000 on or before March 28, 2009 (paid), USD 10,000 on or before March 28, 2010 (paid) and an additional USD 15,000 on or before each subsequent March 28 thereafter during the initial term (all of which minimum royalties are recoverable from production royalties).  The Company is required to pay the lessor the sum of USD 250,000 upon making a positive production decision.  An NSR production royalty of 2% is payable to the lessor.  The Company may purchase all interest of the lessor in the leased property (including the production royalty) for USD 1,000,000.

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

7.

MINERAL PROPERTIES (cont'd)

c)

Properties acquired from AngloGold, Alaska (cont'd)

(ii)

Coffee Dome Property

The Coffee Dome property is located approximately 15 kilometres northeast of the Fort Knox mine.  The property consists of 59 State of Alaska mining claims (2,600 hectares) owned 100% by the Company, six State of Alaska mining claims (388.8 hectares) leased from an individual and 1,166.2 hectares of fee lands leased from the University of Alaska (the "University").

The lease of the six State of Alaska mining claims is for an initial term of twenty years, commencing on August 11, 2005 and for so long thereafter as mining related activities are carried out.  The lease requires a bonus payment of USD 10,000 on signing (paid), and advance royalties of USD 15,000 on or before December 31, 2005 (paid), USD 25,000 on or before August 11, 2006 (paid) and an additional USD 50,000 on or before each subsequent August 11 during the term (paid USD 150,000).  A production payment of USD 500,000 is also payable upon the Company making a positive production decision.  An NSR production royalty of between 0.5% and 5% (depending on the price of gold) is payable to the lessor.  The Company may purchase 1% of the royalty for USD 2,000,000.  The lessor also has the right to receive an NSR production royalty on production of gold of between 0.5% and 5% (depending on the price of gold) and a 3% NSR production royalty on production of minerals other than gold, from any lands acquired by the Company within a defined area of interest.  In addition, the lessor is entitled to receive an NSR production royalty on all minerals equal to the greater of 1% and one-half of the difference between 4% and the actual NSR production royalty payable by the Company to a third party with respect to certain defined lands held by such third party upon the Company entering into a mining lease with such third party.

The agreement with the University is a two stage Exploration Agreement with Option to Lease.  The Agreement has an effective date of January 1, 2007 and covers approximately 1,166 hectares of land.  The key terms of the Agreement (and any resulting mining lease) are as follows:

Exploration Agreement: In order to maintain the option to lease in good standing, the Company is required to pay the University USD 117,500 over five years (paid USD 87,500) and incur exploration expenditures totalling USD 400,000 over five years (USD 25,000 commitment for the first year, USD 50,000 for the second year).  If the Company does not terminate the option prior to January 1 in any option year, the specified minimum expenditures for that year become a commitment of the Company.  The Company is also responsible for all taxes and assessments on the lands subject to the option to lease.

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

7.

MINERAL PROPERTIES (cont'd)

c)

Properties acquired from AngloGold, Alaska (cont'd)

(i)

Coffee Dome Property (cont'd)

Mining Lease: At any time during the option period, the Company has the right to enter into a mining lease over some or all of the lands subject to the option.  The mining lease will have an initial term of 15 years and for so long thereafter as commercial production continues and requires escalating advance royalty payments of USD 30,000 in year 1 to USD 150,000 in year 9 and beyond.  Advance royalty payments are credited against 50% of production royalties.  The Company is also required to incur escalating minimum mandatory exploration expenditures of USD 125,000 in year 1 to USD 350,000 in year 5 and beyond and to deliver a feasibility study within 10 years of the commencement of the lease.  Upon the commencement of commercial production, the Company is required to pay a sliding scale NSR royalty of from 3% (USD 300 and below gold) up to 5% (USD 500 and up gold).  The Company will also pay a sliding scale NSR royalty of from 0.5% (USD 450 and below gold) to 1% (USD 450 and above gold) on any federal or Alaska State claims staked by the Company or its affiliates within a 2 mile area of interest surrounding the University land (not including the Company's existing leased claims).

During the year ended May 31, 2010, the Company decided to terminate the lease and exploration agreement due to disappointing results and wrote-off $1,796,217 in associated costs.

8.

SHARE CAPITAL

Authorized

500,000,000 common shares without par value.

Shareholder rights plan

On August 26, 2009, the Company's Board of Directors (the "Board") approved and adopted a Shareholder Rights Plan which was approved by the shareholders on October 15, 2009.

The purpose of the Shareholder Rights Plan is to provide shareholders and the Board with adequate time to consider and evaluate any unsolicited bid made for the Company, to provide the Board with adequate time to identify, develop and negotiate value-enhancing alternatives, if considered appropriate, to any such unsolicited bid, to encourage the fair treatment of shareholders in connection with any take-over bid for the Company and to ensure that any proposed transaction is in the best interest of the Company's shareholders.

The rights issued under the Shareholder Rights Plan will become exercisable only if a person, together with its affiliates, associates and joint actors, acquires or announces its intention to acquire beneficial ownership of shares which, when aggregated with its current holdings, total 20% or more of the Company's outstanding common shares, other than by a Permitted Bid.  Permitted Bids must be made by way of a take-over bid circular prepared in compliance with applicable securities laws

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

8.

SHARE CAPITAL (cont'd)

and, among other conditions, must remain open for 60 days.  If a take-over bid does not meet the Permitted Bid requirements of the Shareholder Rights Plan, the rights will entitle shareholders, other than any shareholder or shareholders making the take-over bid, to purchase additional common shares of the Company at a substantial discount to the market price of the common shares at that time.

Share issuances

During the period ended November 30, 2010, the Company

(i)

On August 26, 2010, sold to AngloGold, on a private placement basis, an aggregate of 415,041 common shares at a price of $5.26 per share for gross proceeds of $2,183,116.  This issuance was pursuant to AngloGold's right to maintain its 13.2907% equity interest in the Company.

(ii)

Closed a bought deal short form prospectus financing ("the Offering") on November 10, 2010 through the issuance of 10,400,000 common shares at a price of $6.25 per common share for gross proceeds of $65,000,000.  The Underwriters also exercised their over-allotment option to acquire an additional 1,560,000 common shares for additional gross proceeds of $9,750,000.  Including the proceeds from the exercise of the over-allotment option, the total gross proceeds of the Offering were $74,750,000.  In connection with the Offering, the Underwriters received a cash commission equal to 5% of the gross proceeds raised through the Offering, amounting to $3,737,500 in share issuance costs.

(iii)

Closed a non-brokered private placement through the issuance of 4,900,000 common shares at a price of $6.25 per common share for gross proceeds of $30,625,000 on November 10, 2010.  Included in the non-brokered private placement was the issuance of 754,765 common shares to AngloGold for gross proceeds of $4,717,281.

(iv)

Issued 1,550,299 common shares for the exercise of 1,502,200 stock options and 48,099 warrants for proceeds of $3,327,242.

During the year ended May 31, 2010

(i)

On July 10, 2009, AngloGold, exercised its right to maintain its 13.2907% equity interest in the Company.  AngloGold's equity interest had been diluted by virtue of the Company's issuance of shares since January 1, 2009, principally due to the exercise of 7,753,385 warrants, broker options and broker warrants in May 2009.  On August 24, 2009, the Company sold to AngloGold, on a private placement basis, an aggregate of 1,218,283 common shares at a price of $2.68 per share for gross proceeds of $3,265,000 and on March 29, 2010, the Company sold another 67,965 common shares at a price of $5.38 per share for a gross proceeds of $365,652.

(ii)

On April 1, 2010, the Company closed a non-brokered financing of 5,000,000 common shares at a price of $6.00 per share for gross proceeds of $30,000,000.  The Company paid a 6% finder's fee in cash in connection with a portion of the Offering.

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

8.

SHARE CAPITAL (cont'd)

Warrants

Warrant transactions are summarized as follows:

	November 30, 2010		Year ended May 31, 2010
	Number of Warrants	Weighted Average Exercise Price	Number of Warrants	Weighted Average Exercise Price

Warrants exercisable, beginning of period	48,099	$2.95	294,000	$2.95
Exercised	(48,099)	($2.95)	(245,901)	($2.95)
Warrants exercisable, end of period	-	-	48,099	$2.95

There are no warrants outstanding at November 30, 2010.

Options and SBC

The Company has adopted an incentive stock option plan (the "2006 Plan").  The essential elements of the 2006 Plan provide that the aggregate number of common shares of the Company's capital stock that may be made issuable pursuant to options granted under the 2006 Plan may not exceed 10% of the number of issued shares of the Company at the time of the granting of the options.  Options granted under the 2006 Plan will have a maximum term of ten years.  The exercise price of options granted under the 2006 Plan will not be less than the discounted market price of the common shares (defined as the last closing market price of the Company's common shares immediately preceding the issuance of a news release announcing the granting of the options, less the maximum discount permitted under applicable stock exchange policies), or such other price as may be agreed to by the Company and accepted by the Toronto Stock Exchange.  Options granted under the 2006 Plan vest immediately, unless otherwise determined by the directors at the date of grant.

Pursuant to the 2006 Plan, on August 19, 2010 the Company granted incentive stock options to directors, officers, employees and consultants of the Company to purchase 1,495,000 common shares in the capital stock of the Company.  The options are exercisable on or before August 19, 2012 at a price of $6.57 per share.

A summary of the status of the stock option plan as of November 30, 2010, and changes during the period is presented below:

	November 30, 2010		Year ended May 31, 2010
	Number of Shares	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price

Options outstanding, beginning of period	5,822,200	$5.08	5,645,000	$2.13
Granted	1,495,000	$6.57	3,085,000	$7.39
Exercised	(1,502,200)	($2.12)	(2,907,800)	($1.82)
Expired	(5,000)	($1.75)	-	-
Options outstanding, end of period	5,810,000	$6.46	5,822,200	$5.08

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

8.

SHARE CAPITAL (cont'd)

Options and SBC (cont'd)

Stock options outstanding are as follows:

	November 30, 2010		May 31, 2010
Expiry Date	Exercise Price	Number of Shares outstanding and exercisable	Exercise Price	Number of Shares outstanding and exercisable

July 16, 2010	-	-	$1.75	1,057,200
March 12, 2011	$2.66	615,000	$2.66	765,000
May 20, 2011	$3.15	615,000	$3.15	915,000
January 12, 2012	$7.95	250,000	$7.95	250,000
April 14, 2012	$7.34	2,835,000	$7.34	2,835,000
August 19, 2012	$6.57	1,495,000	-	-
		5,810,000		5,822,200

The Company uses the fair value method for determining SBC expense for all options granted during the fiscal periods.  The fair value of options granted was $3,063,947 for continuing operations (2009 - $nil), and $821,171 (2009 - $nil) for discontinued operations, determined using the Black-Scholes option pricing model based on the following average assumptions:

November 30, 2010
Expected life (years)	2
Interest rate	1.37%
Annualized Volatility	70.91%
Dividend yield	0%
Exercise price	$6.57
Stock price on the grant date	$6.60
Fair value	$2.60

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

8.

SHARE CAPITAL (cont'd)

Options and SBC (cont'd)

SBC charges of $3,063,947 (2009 - $29,809) were allocated as follows for continuing operations:

Six months ended November 30, 2010	Before allocation of SBC	SBC	After allocation of SBC

Investor relations	$ 456,282	$ 312,647	$ 768,929
Consulting	162,757	1,010,894	1,173,651
Wages and benefits	1,941,827	1,667,455	3,609,282
Professional fees	230,943	72,951	303,894
		$ 3,063,947

Six months ended November 30, 2009	Before allocation of SBC	SBC	After allocation of SBC

Investor relations	$ 212,306	$ 29,809	$ 242,115

9.

INCOME TAXES

A reconciliation of income taxes at statutory rates with the reported taxes is as follows for the six months ended November 30:

	2010	2009

Loss from continuing operations before income taxes	$ (6,320,629)	$ (3,129,323)
Statutory Canadian corporate tax rate	27.67%	29.38%

Income tax recovery at statutory rates	$ (1,748,918)	$ (919,395)
Stock-based compensation	1,057,035	11,866
Unrecognized items for tax purposes	(364,517)	(377,024)
Effect of tax rate change	36,345	138,718
Difference in tax rates in other jurisdictions	(363,370)	(341,928)
Change in valuation allowance	1,383,425	1,487,763
	$ -	$ -

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

9.

INCOME TAXES (cont'd)

The significant components of the Company's future income tax assets are as follows:

	November 30, 2010	May 31, 2010
Future income tax assets
Mineral properties	$ 656,948	$ 656,948
Equipment	(3,548)	(8,689)
Charitable donations	75,207	57,196
Share issue costs	1,406,266	597,764
Non-capital losses available for future periods	8,740,041	7,135,173
	10,874,914	8,438,392
Valuation allowance	(10,874,914)	(8,438,392)

	$ -	$ -

At November 30, 2010, the Company has available non-capital tax losses for Canadian income tax purposes of approximately $10,273,000 and net operating losses for US income tax purposes of approximately $14,221,000 available for carry-forward to reduce future years' taxable income, if not utilized, expiring as follows:

	Canada	United States
2025	$ 82,000	$ -
2026	92,000	-
2027	1,031,000	1,423,000
2028	1,301,000	1,402,000
2029	2,378,000	2,982,000
2030	3,052,000	6,063,000
2031	2,337,000	2,351,000
	$ 10,273,000	$ 14,221,000

In addition, the Company has available mineral resource related expenditure pools for Canadian income tax purposes totalling approximately $2,628,000 which may be deducted against future taxable income in Canada on a discretionary basis.  The Company also has available mineral resource expenses that are related to the Company's exploration activities in the United States of approximately $62,259,000, which may be deductible for US tax purposes.  Future tax benefits, which may arise as a result of applying these deductions to taxable income, have not been recognized in these accounts due to the uncertainty of future taxable income.

10.

RELATED PARTY TRANSACTIONS

During the six months ended November 30, 2010, the Company paid $1,299,629 (2009 - $1,319,034) in consulting, investor relations, wages and benefits to officers, directors and companies controlled by directors of the Company and $29,052 (2009 - $23,628) in rent and administration to a company with common officers and directors.  Professional fees of $25,292 (2009 - $27,641) were paid to a company related to an officer of the Company.  These figures do not include SBC (note 8).

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

10.

RELATED PARTY TRANSACTIONS (cont'd)

At November 30, 2010, included in accounts payable and accrued liabilities was $1,078 (May 31, 2010 - $19,760) in expenses owing to directors and officers of the Company and $15,867 (May 31, 2010 - $8,790) to a company related by common directors and officers.

These amounts were unsecured, non-interest bearing and had no fixed terms of repayment.  Accordingly, fair value could not be readily determined.

The Company has entered into a retainer agreement dated August 1, 2008 with Lawrence W. Talbot Law Corporation ("LWTLC"), pursuant to which LWTLC agrees to provide legal services to the Company.  Pursuant to the retainer agreement, the Company has agreed to pay LWTLC a minimum annual retainer of $50,000 (plus applicable taxes and disbursements).  The retainer agreement may be terminated by LWTLC on reasonable notice, and by the Company on one year's notice (or payment of one year's retainer in lieu of notice).  An officer of the Company is a director and shareholder of LWTLC.

These transactions with related parties have been valued in these financial statements at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

11.

GEOGRAPHIC SEGMENTED INFORMATION

	Canada	United States	Total
November 30, 2010
Mineral properties	$ 1	$ 62,259,254	$ 62,259,255
Property and equipment	$ 14,587	$ 87,646	$ 102,233
Total assets	$ 124,402,108	$ 62,670,444	$ 187,072,552
May 31, 2010
Mineral properties	$ 1	$ 41,849,484	$ 41,849,485
Property and equipment	$ 11,918	$ 68,122	$ 80,040
Total assets	$ 43,239,713	$ 55,153,949	$ 98,393,662

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

12.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GAAP

These consolidated financial statements are prepared in accordance with GAAP in Canada, which differs in certain respects from GAAP in the United States.  The material differences between Canadian and United States GAAP, in respect of these financial statements, are as follows:

a)

Mineral property exploration and development

Under United States GAAP, all mineral exploration and development property expenditures are expensed in the year incurred in an exploration stage company until there is substantial evidence that a commercial body of minerals has been located.  Canadian GAAP allows mineral exploration and development property expenditures to be deferred during this process.

The effect on the Company's financial statements is summarized below:

Six months ended November 30,	2010	2009
Consolidated statements of operations and deficit
Loss from continuing operations for the period under
Canadian GAAP	$ (6,320,629)	$ (3,129,323)
Mineral property expenditures, net	(20,378,600)	(12,612,302)
Loss from continuing operations for the period under US GAAP	$ (26,699,229)	$ (15,741,625)
Loss from continuing operations per share under United States GAAP	$ (0.39)	$ (0.27)

Six months ended November 30,	2010	2009
Consolidated statements of operations and deficit
Loss from discontinued operations for the period under
Canadian GAAP	$ (934,157)	$ (918,652)
Mineral property expenditures, net	(146,718)	(307,071)
Loss from discontinued operations for the period under United States GAAP	$ (1,080,875)	$ (1,225,723)
Loss from discontinued operations per share under United States GAAP	$ (0.03)	$ (0.04)

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

12.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GAAP (cont'd)

a)

Mineral property exploration and development (cont'd)

	November 30, 2010	May 31, 2010
Consolidated balance sheets
Mineral Properties
Canadian GAAP	$ 62,259,255	$ 41,849,485
Mineral property expenditures (cumulative)	(57,089,533)	(36,710,933)

Mineral Properties United States GAAP	$ 5,169,722	$ 5,138,552

Long-term assets related to discontinued operations
Canadian GAAP	$ -	$ 12,245,690
Mineral property expenditures (cumulative)	-	(9,364,796)

Long-term assets related to discontinued operations under United States GAAP	$ -	$ 2,880,894

Deficit
Canadian GAAP	$ (36,878,131)	$ (41,396,890)
Mineral property expenditures (cumulative)	(57,089,533)	(46,075,729)

Deficit under United States GAAP	$ (93,967,664)	$ (87,472,619)

Six months ended November 30,	2010	2009
Consolidated statements of cash flows
Operating activities from continuing operations
Cash used per Canadian GAAP	$ (3,575,311)	$ (2,426,786)
Effect of the write-off of exploration expenditures	(19,273,386)	(12,681,570)
Cash from continuing operations used per United States GAAP	$ (22,848,697)	$ (15,108,356)
Investing activities from continuing operations
Cash used per Canadian GAAP	$ (19,340,134)	$ (12,714,665)
Effect of the write-off of exploration expenditures	19,273,386	12,681,570
Cash from continuing operations used per United States GAAP	$ (66,748)	$ (33,095)

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

12.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GAAP (cont'd)

a)

Mineral property exploration and development (cont'd)

Six months ended November 30,	2010	2009
Consolidated statements of cash flows
Operating activities from discontinued operations
Cash used per Canadian GAAP	$ (198,273)	$ (918,912)
Effect of the write-off of exploration expenditures	(2,859,565)	(307,071)
Cash from (used in) discontinued operations per United States GAAP	$ (3,057,838)	$ (1,225,983)
Investing activities from discontinued operations
Cash from (used) per Canadian GAAP	616,684	$ (583,740)
Effect of the write-off of exploration expenditures	2,859,565	307,071
Cash from discontinued operations used per United States GAAP	$ 3,476,249	$ (276,669)

b)

SBC

The Company has adopted Statement of Financial Accounting Standards No. 123R (codified under ASC 178 and ASC 505-50), and records compensation cost for stock-based employee compensation plans at fair value.  Accordingly, compensation cost for stock options granted is measured as the fair value at the date of grant, and there is no difference in these consolidated financial statements.

c)

Loss per share

Under both Canadian and United States GAAP basic loss per share is calculated using the weighted average number of common shares outstanding during the period.

Under United States GAAP, the weighted average number of common shares outstanding excludes any shares that remain in escrow, but may be earned out based on the Company incurring a certain amount of exploration and development expenditures.  The weighted average number of shares outstanding under United States GAAP for the period ended November 30, 2010 and 2009 was 69,251,127 and 57,282,135 respectively.

d)

Income taxes

Under United States GAAP, the Company would have initially recorded an income tax asset for the benefit of the resource deduction pools.  This asset would have been reduced to $Nil by a valuation allowance.  The result is no difference in net income reported between Canadian and United States GAAP.

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

12.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GAAP (cont'd)

e)

Recent United States Accounting Pronouncements

(i)

In May 2009, the FASB issued Accounting Standards Codification ("ASC") 855-10, Subsequent Events ("ASC 855-10") (amended in February 2010) (formerly SFAS Statement No 165), which establishes principles and requirements for subsequent events.  In particular, ASC 855-10 sets forth: (a) the period after the balance sheet date during which management of a reporting entity shall evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; (b) the circumstances under which an entity shall recognize events or transactions occurring after the balance sheet date in its financial statements; and (c) the disclosures that an entity shall make about events or transactions that occurred after the balance sheet date.  The adoption of this new standard is not expected to have an impact on the Company's consolidated financial statements.

(ii)

In June 2009, the FASB issued new guidance which is now a part of ASC 860-10 (formerly SFAS Statement No 166), to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor's continuing involvement, if any, in transferred financial assets.  The FASB undertook this project to address (1) practices that have developed since the issuance of FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (which is now a part of ASC 860-10), that are not consistent with the original intent and key requirements of that Statement and (2) concerns of financial statement users that many of the financial assets (and related obligations) that have been derecognized should continue to be reported in the financial statements of transferors.  This new guidance is effective for fiscal years beginning after November 15, 2009 did  not have a material impact on the Company's consolidated financial statements when adopted June 1, 2010.

(iii)

In June 2009, the FASB issued new guidance which is now part of ASC 810-10 (formerly SFAS Statement No. 167), to improve financial reporting by enterprises involved with variable interest entities.  The FASB undertook this project to address (1) the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities (which is now part of ASC 810-10), as a result of the elimination of the qualifying special-purpose entity, and (2) constituent concerns about the application of certain key provisions of ASC 810-10, including those in which the accounting and disclosures under ASC 810-10 do not always provide timely and useful information about an enterprise's involvement in a variable interest entity.  This new guidance is effective as of the beginning of each reporting entity's first annual reporting period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter.  Earlier application is prohibited.  This new guidance did not have a material impact on the Company's consolidated financial statements when adopted June 1, 2010.

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

12.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GAAP (cont'd)

e)

Recent United States Accounting Pronouncements (cont'd)

(i)

In June 2009, the FASB issued new guidance which is now part of ASC 105-10 (the "Codification") (formerly Statement of Financial Accounting Standards No. 168, The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles), which will become the source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants.  On the effective date of the Codification, the Codification will supersede all then-existing non-SEC accounting and reporting standards.  All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative.  The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The adoption of the Codification only had the effect of amending references to authoritative accounting guidance in the Company's consolidated financial statements.

(ii)

In September 2009, the FASB reached a consensus on Accounting Standards Update ("ASU") -2009-13 "Revenue Recognition" ("ASC 605") - "Multiple-Deliverable Revenue Arrangements" ("ASU 2009-13"), and ASU 2009-14 "Software" ("ASC 985") - "Certain Revenue Arrangements That Include Software Elements ("ASU 2009-14").  ASU 2009-13 modifies the requirements that must be met for an entity to recognize revenue from the sale of a delivered item that is part of a multiple-element arrangement when other items have not yet been delivered.  ASU 2009-13 eliminates the requirement that all undelivered elements must have either: (i) VSOE or (ii) third-party evidence, or TPE, before an entity can recognize the portion of an overall arrangement consideration that is attributable to items that already have been delivered.  In the absence of VSOE or TPE of the standalone selling price for one or more delivered or undelivered elements in a multiple-element arrangement, entities will be required to estimate the selling prices of those elements.  Overall arrangement consideration will be allocated to each element (both delivered and undelivered items) based on their relative selling prices, regardless of whether those selling prices are evidenced by VSOE or TPE or are based on the entity's estimated selling price.  The residual method of allocating arrangement consideration has been eliminated.  ASU 2009-14 modifies the software revenue recognition guidance to exclude from its scope tangible products that contain both software and non-software components that function together to deliver a product's essential functionality.  These new updates are effective for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.  Early adoption is permitted.  However, these provisions are not expected to have a material impact on the Company's consolidated financial statements.

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

12.

DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GAAP (cont'd)

e)

Recent United States Accounting Pronouncements (cont'd)

(i)

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, "Fair Value Measurements and Disclosures" ("ASU 2010-06").  This update provides amendments to ASC Topic 820, "Fair Value Measurements and Disclosure", that requires new disclosure for transfers in and out of Levels 1 and 2 and activity in Level 3 fair value measurements.  The update also provides amendments that clarify existing disclosures surrounding levels of disaggregation and inputs and valuation techniques.  ASU 2010-06 is effective for reporting periods beginning after December 15, 2009 with the exception of Level 3 activity fair value measurements which is effective for reporting periods beginning after December 15, 2010.

(ii)

In April 2010, the FASB issued Accounting Standards Update No. 2010-13 "Compensation - Stock Compensation" ("ASU 2010-13").  This update addresses whether an employee stock option should be classified as a liability or as an equity instrument if the exercise price is denominated in the currency in which a substantial portion of the entity's equity securities trades.  That currency may differ from the entity's functional currency and from the payroll currency of the employee receiving the option.  This update provides amendments to ASC 718, "Compensation - Stock Compensation" to clarify that an employee share-based payment award that has an exercise price denominated in the currency of the market in which a substantial portion of the entity's equity shares trades should not be considered to contain a condition that is not a market, performance, or service condition.  Therefore, an entity should not classify such an award as a liability if it otherwise qualifies as equity.  ASU 2010-13 is effective for reporting periods beginning after December 15, 2010.

13.

COMMITMENTS

(a)

Commitments for minerals interests (note 7).

(b)

The Company has entered into several office and warehouse lease agreements with options to renew expiring on July 31, 2013.  Total rental to that date is $319,984 (USD 311,693).  Future minimum lease payments for the next four years are as follows:

2011	$ 76,863
2012	123,030
2013	104,480
2014	15,611
$ 319,984

INTERNATIONAL TOWER HILL MINES LTD.
(An Exploration Stage Company)
Notes to the Consolidated Financial Statements
Six months ended November 30, 2010 and 2009
(Expressed in Canadian dollars)
(Unaudited - Prepared by Management)

14.

CAPITAL MANAGEMENT

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to support future business opportunities.  The Board of Directors does not establish quantitative return on capital criteria for management, but rather relies on the expertise of the Company's management to sustain future development of the business.

The Company currently has no source of revenues.  As such, the Company is dependent upon external financings to fund activities.  In order to carry future projects and pay for administrative costs, the Company will spend its existing working capital and raise additional funds as needed.  Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

There were no changes in the Company's approach to capital management during the period ended November 30, 2010.  The Company is not subject to externally imposed capital requirements.

15.

COMPARATIVE FIGURES

Certain of the comparative figures have been reclassified to conform with the consolidated financial statement presentation adopted in the current period.

16.

SUPPLEMENTAL CASH FLOW INFORMATION

	Three months ended November 30		Six months ended November 30
	2010	2009	2010	2009
Interest paid	$ -	$ -	$ -	$ -
Income taxes paid	$ -	$ -	$ -	$ -
Non-cash transactions:
Prepaid expenses included in mineral property expenditures	$ -	$ 33,965	$ -	$ 33,965
Accounts payable and accrued liabilities included in mineral property expenditures	$ 2,264,197	$ 638,414	$ 2,264,197	$ 638,414

17.

SUBSEQUENT EVENTS

Subsequent to November 30, 2010, the Company

(a)

Issued 460,000 common shares for the exercise of 460,000 stock options for proceeds of $1,596,650.

(b)

Granted incentive stock options to officers, employees and consultants of the Company to purchase 265,000 common shares in the capital stock of the Company.  The options are exercisable on or before January 10, 2013 at a price of $9.15 per share.  The options have a 12 months vesting period.